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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported):  December 22, 1997


                                  ROHR, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                    1-6101                  95-1607455
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(State or other jurisdiction      (Commission             (I.R.S. Employer
     of incorporation)            File Number)           Identification No.)


              850 Lagoon Drive, Chula Vista, CA            91910
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          (Address of principal executive offices)      (Zip Code)


      Registrant's telephone number, including area code  (619) 691-4111
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Item 5.  Other Events.

   On December 22, 1997, Rohr, Inc. (the "Company") held a special meeting of shareholders at the Westin Hotel, the Orly Room, 5400 West Century Boulevard, Los Angeles, California, to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger by and among The B. F. Goodrich Company, Midwest Acquisition Corporation, and the Company, and the transactions contemplated thereby (the "Proposal"). The Proposal was approved. Approximately 74 percent of the shares eligible to vote were represented at the meeting. The Proposal received approximately 18,900,000 affirmative votes, 150,000 negative votes and 18,000 abstentions.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (a)   Financial Statements of Business Acquired.
               Not applicable.

         (b)   Pro Forma Financial Information.
               Not applicable.

         (c)   Exhibits.
               Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 22, 1997                               Rohr, Inc.



                                                /s/ R.W. MADSEN
                                                -------------------
                                                R.W. Madsen
                                                Vice President,
                                                General Counsel and
                                                Secretary